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                                                                    EXHIBIT 11.1


                   MONARCH DENTAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                  (Dollars in thousands, except per share data)

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

                                                            Year Ended December 31,
                                                          --------------------------
                                                             1998            1997
                                                          ----------      ----------
Income (loss) before extraordinary item                   $     (424)     $    2,135
Extraordinary loss, net of applicable tax benefit               --              (264)
                                                          ----------      ----------
Net income (loss)                                         $     (424)     $    1,871
                                                          ==========      ==========


Weighted average common shares outstanding                    10,805           6,369
Weighted average common equivalent shares outstanding           --             1,977
                                                          ----------      ----------
Weighted average common and common equivalent
  shares outstanding                                          10,805           8,346
                                                          ==========      ==========
NET INCOME PER COMMON SHARE:
Income (loss) before extraordinary item                   $    (0.04)     $     0.34
Extraordinary item                                              --             (0.05)
                                                          ----------      ----------
Net income (loss)                                         $    (0.04)     $     0.29
                                                          ==========      ==========


NET INCOME PER SHARE - ASSUMING DILUTION:
Income (loss) before extraordinary item                   $    (0.04)     $     0.26
Extraordinary item                                              --             (0.04)
                                                          ----------      ----------
Net income (loss)                                         $    (0.04)     $     0.22
                                                          ==========      ==========
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